SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant

Filed by a party other than the registrant

Check the appropriate box:

Preliminary proxy statement	Confidential, for use of the

Commission only (as permitted by

Rule 14a-6(e)(2).

Definitive proxy statement.

Definitive additional materials.

Soliciting material pursuant to Rule 14a-12.

American Axle & Manufacturing Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

      Payment of filing fee (check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

1840 Holbrook Avenue

Detroit, MI 48212

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On May 1, 2003, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), will hold its 2003 Annual Meeting of Stockholders (the “Annual Meeting”) in the Corporate Town Hall Room at its World Headquarters complex, located at 1840 Holbrook Avenue, Detroit, Michigan. The meeting will begin at 2:00 p.m.

Only stockholders who owned stock at the close of business on March 12, 2003, may vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting we will:

1.	Elect three Class I Directors; and

2.	Attend to other business properly presented at the Annual Meeting.

Your Board of Directors unanimously recommends that you vote in favor of the proposal (number 1, above) as further outlined in the attached proxy statement.

At the meeting, we will also report on AAM’s 2002 business results and other matters of interest to stockholders.

We recently mailed a copy of AAM’s 2002 Annual Report to all AAM stockholders. The approximate date of mailing for the attached proxy statement and card was March 24, 2003.

Whether or not you plan to attend the Annual Meeting, please submit your proxy as soon as possible. You may do so through the Internet, by telephone, or by signing, dating, and returning your proxy card(s) in the envelope provided. Please review the instructions on your proxy card(s) regarding each of these voting options.

By Order of the Board of Directors,

/s/ Patrick S. Lancaster

Patrick S. Lancaster
Group Vice President, Chief
Administrative Officer & Secretary
March 24, 2003

QUESTIONS AND ANSWERS
PROPOSALS YOU MAY VOTE ON
NOMINEES FOR CLASS I DIRECTORS
RETURNING MEMBERS OF THE BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTORS’ COMPENSATION
SECURITY OWNERSHIP OF AAM DIRECTORS & OFFICERS AND CERTAIN BENEFICIAL OWNERS OF AAM STOCK
AUDIT COMMITTEE CHARTER FOR 2002
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH COMPARISON OF CUMULATIVE RETURN
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE COMPENSATION, RETIREMENT PROGRAM AND EMPLOYMENT AGREEMENTS
SUMMARY COMPENSATION TABLE
Stock Option Grants
Aggregated Option Exercises and Option Values
Retirement Program and Pension Plan Tables
TABLE I Projected Total Annual Retirement Benefits -- RPSE plus “Regular” SERP
TABLE II Projected Total Annual Retirement Benefits -- RPSE plus “Alternative” SERP
Employment Agreements
OTHER INFORMATION
Attachment A
CHARTER
Attachment B CODE OF ETHICS for CEO, CAO, CFO and OTHER SENIOR FINANCIAL OFFICERS

PROXY STATEMENT

Questions and Answers	3
Proposals You May Vote On	7
Nominees for Class I Directors	8
Returning Members of the Board of Directors	9
Corporate Governance	11
Directors’ Compensation	13
Security Ownership of AAM Directors & Officers and Certain Beneficial Owners of AAM Stock	14
Audit Committee Charter for 2002	16
Report of the Audit Committee	18
Stock Performance Graph	20
Report of the Compensation Committee	21
Executive Compensation, Retirement Program and Employment Agreements	26
Summary Compensation Table	26
Stock Option Grants	27
Aggregated Option Exercises and Option Values	28
Retirement Program and Pension Plan Tables	28
Employment Agreements	31
Other Information	32
Attachment A — American Axle & Manufacturing Holdings, Inc. Audit Committee of the Board of Directors Charter (revised, 2003)	34

Attachment B — Code of Ethics for CEO, CAO, CFO and Other Senior Financial Officers	39

1840 Holbrook Avenue

Detroit, MI 48212

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held May 1, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), of proxies to be used at the Annual Meeting of Stockholders which will be held on May 1, 2003, at 2:00 P.M. EDT, or at any adjournment of the Annual Meeting. The mailing address of the principal executive offices of AAM is 1840 Holbrook Avenue, Detroit, Michigan 48212. The approximate date of mailing to stockholders of the Notice of Annual Meeting, this Proxy Statement and the enclosed Proxy was March 24, 2003.

QUESTIONS AND ANSWERS

 1. Q: Who is entitled to vote?

A:	Stockholders as of the close of business on the record date, March 12, 2003, are entitled to vote at the Annual Meeting.

 2. Q: What may I vote on?

A: (1)	The election of three Class I Directors to serve on AAM’s Board of Directors; AND

(2)	Such other business which is properly presented for a vote by stockholders at the Annual Meeting.

 3. Q: How does the Board recommend I vote on the proposal?

A:	The Board recommends a vote FOR each of the nominees identified on page 8.

 4. Q: Why is approval of the appointment of AAM’s independent auditors for 2003 not included as a proposal this year?

A:	Approval of the appointment of AAM’s independent auditors for 2003 is not included as a proposal this year because the Audit Committee Charter was amended in 2003 to make it consistent with Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange to make the Audit Committee directly responsible for the appointment, compensation, and oversight of the work of AAM’s independent auditors and require the independent auditors to report directly to the Audit Committee.

 5. Q: How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification with you to the Annual Meeting.

Even if you plan to attend the Annual Meeting, AAM recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

 6. Q: How do I vote without attending the meeting?

A: (1)	If your shares are held in your name, you may vote by proxy in one of the three following ways:

a.	In writing. Complete, sign, date, and return your proxy card in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposal; OR

b.	By telephone. Call 1-877-PRX-VOTE (1-877-779-8683), toll free, also listed on the enclosed proxy card, and follow the instructions (you will need to enter the Voter Control Number printed on your proxy card); OR

c.	By internet. Access http://www.eproxyvote.com/AXL, also listed on the enclosed proxy card, and follow the instructions (you will need to enter the Voter Control Number printed on your proxy card).

(2)	If your shares are held in street name or through one of the Company’s 401(k) plans, the proxy card you receive with this proxy statement may contain voting instructions that are different than the voting instructions set forth above; in that case, follow the instructions on the proxy card provided.

Please note that each proxy card has its own unique Voter Control Number. No matter which of the above methods you use to vote, please be sure to vote EACH proxy card you receive.

 7. Q: What if I submit a signed proxy and later change my mind?

A:	Regardless of how your proxy was submitted, you have the right to revoke your proxy at any time before the Annual Meeting by doing any of the following:

(1)	notify AAM’s Corporate Secretary in writing that you wish to revoke your proxy (specifying how your proxy was submitted, the number of shares, and each Voter Control Number); OR
(2)	attend the Annual Meeting and vote in person; OR
(3)	submit a later-dated proxy card (or cards) through any of the methods described in question 6 at any time before the Annual Meeting.

 8. Q: Who will count the vote?

A:	Representatives of EquiServe Trust Company, N.A., an independent tabulator, will count the votes and act as the inspector of election.

 9. Q: What shares are included on the proxy card(s)?

A:	The shares on your proxy card(s) represent ALL of your shares held on the record date. If you do not return your proxy card(s), your shares will not be voted unless you vote in person.

10. Q: What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all of the proxy cards you receive to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting EquiServe Trust Company, N.A., our transfer agent, at (877) 282-1168.

11. Q: How many shares can be voted?

A:	As of the March 12, 2003 record date, there were 49,965,183 shares of AAM common stock eligible to be voted. Every holder of common stock is entitled to one vote for each share held.

12. Q: What is a “quorum”?

A:	In order to reach a quorum to conduct business at the Annual Meeting, holders of a majority of AAM’s outstanding shares, or 24,982,592 shares, must be present in person or represented by proxy at the meeting. If you properly submit your proxy, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

13. Q: How many votes are needed for the proposals being voted on to pass?

A:	Assuming a quorum is present, a vote of a majority of the shares voting in person or by proxy will decide the matters being considered unless a different vote is required by Delaware law or AAM’s Certificate of Incorporation or Bylaws. However, with regard to the election of the three Class I Directors, the three nominees receiving the greatest number of shares voted in person or by proxy will be elected.

14. Q: Who can attend the Annual Meeting of Stockholders?

A:	All stockholders who owned shares on the March 12, 2003 record date may attend.

15. Q: How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the meeting other than the election of three Class I Directors, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Richard E. Dauch, AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer, and Patrick S. Lancaster, Group Vice President, Chief Administrative Officer & Secretary, to vote on such matters at their discretion.

16. Q: Where and when will I be able to find the results of voting?

A:	You can find the results in our Form 10-Q for the second quarter of 2003, which will be filed with the SEC no later than August 14, 2003.

17. Q: Does any stockholder own 5% or more of AAM’s common stock?

A:	Yes. As of the March 12, 2003 record date:

(1)	more than 5% of AAM’s common stock was held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., and Blackstone Family Investment Partnership II L.P. Blackstone Management Associates II L.L.C. is the general partner of each such Blackstone entity; and
(2)	more than 5% of AAM’s common stock was held collectively by Richard E. Dauch, as Trustee of the Dauch Annuity Trust 2004 and the Dauch Annuity Trust 2007, and as President of the Richard E. and Sandra J. Dauch Family Foundation, with the power to sell, transfer or otherwise dispose of shares owned by the Trusts; and
(3)	more than 5% of AAM’s common stock was held by FMR Corp.

18. Q: Can a stockholder nominate someone to be a director of AAM or bring other business to the 2004 Annual Meeting of Stockholders?

A:	AAM’s Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors at, or bring other business before, an annual meeting of stockholders of AAM.

Under the advance notice provision, in order for notice of stockholder nominations to be made at, or other business to be brought before, an annual meeting to be timely, the notice must (i) be in writing, (ii) contain the information required by AAM’s Bylaws, and (iii) be received by AAM’s Secretary at AAM’s executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the previous year’s Annual Meeting. If the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be received no earlier than the 90th day prior to the meeting and not later than the later of the 70th day prior to the meeting and the 10th day after public announcement of the date of the meeting is first made.

Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, Michigan 48212, no later than 120 days prior to March 24, 2004, or November 25, 2003, to be considered for inclusion in AAM’s proxy materials for that meeting.

A stockholder who intends to present business at the 2004 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must comply with the requirements set forth in AAM’s Bylaws. Therefore, AAM’s Secretary must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8, in writing, containing the information required by AAM’s Bylaws, on or before February 21, 2004, but no earlier than February 1, 2004. If the notice is received before February 1, 2004, or after February 21, 2004, it will be considered untimely and AAM will not be required to present such proposal at the 2004 Annual Meeting of Stockholders.

PROPOSALS YOU MAY VOTE ON

1. ELECTION OF CLASS I DIRECTORS

There are 3 nominees for election this year as Class I Directors. Detailed information on each nominee is provided beginning on page 8. Class I Directors elected this year will hold office until the election of directors at the Annual Meeting of Stockholders to be held in 2006.

Your Board unanimously recommends a vote FOR each of these directors.

NOMINEES FOR CLASS I DIRECTORS

CLASS I DIRECTORS — to hold office until the 2006 Annual Meeting of Stockholders

FOREST J. FARMER
Age 62
Forest J. Farmer is Chairman, Chief Executive Officer & President of the Farmer Group, a holding company for four technology and manufacturing corporations. Mr. Farmer has held all three positions since 1998. Prior to that, he served as President and Chief Executive Officer of Bing Manufacturing Inc., LLC, a joint venture company he founded with Detroit entrepreneur Dave Bing and automotive dealership businessman Mel Farr, from 1995 to 1998. He retired from Chrysler after 26 years, which included six years as President of its Acustar automotive parts subsidiary. Mr. Farmer serves on the Boards of Directors of a number of corporations and organizations, including The Lubrizol Corporation, St. John’s Hospital System and Saturn Electronics Corporation.	Director since 1999 Class I Director
RICHARD C. LAPPIN
Age 58
Richard C. Lappin is a Senior Managing Director of The Blackstone Group L.P. As a member of Blackstone’s Private Equity Group, Mr. Lappin helps monitor the operations of Blackstone Capital Partners portfolio companies and evaluates business strategy options. Prior to joining Blackstone, he served as President of Farley Industries, which included West Point-Pepperell, Inc.; Acme Boot Company, Inc.; Tool and Engineering, Inc.; Magnus Metals, Inc.; and Fruit of the Loom, Inc. He also served as President and Chief Executive Officer of Doehler-Jarvis and Southern Fastening Systems, and he has held senior executive positions with Champion Spark Plug Company and RTE Corporation. Mr. Lappin also serves as Chairman of the Board of Directors of Haynes International, Inc. and is a member of the Board of Directors of Premcor, Inc.	Director since 1999 Class I Director
THOMAS K. WALKER
Age 62
Thomas K. Walker is Chairman & Chief Executive Officer of Lackawanna Acquisition Corporation and is the former President of Amcast Automotive, where from 1995 to 1999 he directed all activities for the $300 million automotive group. Prior to that, he held senior executive positions with ITT Automotive and Allied-Signal Automotive Catalyst Co. He has also served in a variety of manufacturing and engineering leadership positions with Volkswagen of America and with General Motors, where he began his 38-year career in the automotive industry. Mr. Walker is a member of the Board of Directors of Meridian Automotive Inc. and serves on the National Advisory Board for Michigan Technological University.	Director since 1999 Class I Director

RETURNING MEMBERS OF THE BOARD OF DIRECTORS

CLASS II DIRECTORS — to hold office until the 2004 Annual Meeting of Stockholders

ROBERT L. FRIEDMAN
Age 60
Robert L. Friedman is a Senior Managing Director and is the Chief Administrative Officer & Chief Legal Officer of The Blackstone Group L.P. He joined The Blackstone Group at the beginning of 1999. He works primarily in Blackstone’s Private Equity Group. Prior to joining Blackstone, Mr. Friedman was a partner of the New York law firm of Simpson Thacher & Bartlett, a position he held since 1975. He was also a member of that law firm’s executive committee for most of those 24 years. Mr. Friedman is also a director of Axis Capital Holdings Limited; Corp Group; Crowley Data LLC; Houghton Mifflin Holdings, Inc.; Northwest Airlines, Inc.; Premcor, Inc.; and TRW Automotive Holdings Corp.	Director since 1999 Class II Director

B. G. MATHIS
Age 70
B. G. Mathis retired from AAM as Executive Vice President — Administration & Chief Administrative Officer on December 31, 2000. He had been with AAM since its formation. Prior to joining AAM, Mr. Mathis served for 28 years at Chrysler and held increasingly responsible executive administrative positions, including Manager of Personnel for all Chrysler Manufacturing Operations. He retired from Chrysler in 1988.	Director since 1997 Class II Director

BRET D. PEARLMAN
Age 36
Bret D. Pearlman is a Senior Managing Director of The Blackstone Group L.P. Mr. Pearlman has been involved in The Blackstone Group’s principal private equity investing activities since 1989.	Director since 1998 Class II Director

CLASS III DIRECTORS — to hold office until the 2005 Annual Meeting of Stockholders

RICHARD E. DAUCH
Age 60
Richard E. Dauch is Co-Founder, Chairman of the Board & Chief Executive Officer of AAM, and is also Chairman of the Executive Committee of the Board of Directors. He has been Chief Executive Officer and a member of the Board of Directors since the company began operations in March 1994. In October 1997, he was named Chairman of the Board of Directors. He was also President of AAM from March 1994 through December 2000. Prior to March 1994, he spent 12 years at Chrysler Corporation. He left Chrysler Corporation in 1991 as Executive Vice President of Worldwide Manufacturing. Mr. Dauch is a retiree of Chrysler Corporation. Mr. Dauch also served as Group Vice President of Volkswagen of America, where he established the manufacturing facilities and organization for the successful launch of the first major automotive transplant in the United States. Mr. Dauch has 39 years of experience in the automotive industry. In 1996, Mr. Dauch was recognized as the Worldwide Automotive Industry Leader of the Year by the Automotive Hall of Fame, was named the 1997 Manufacturer of the Year by the Michigan Manufacturer’s Association, and most recently was named the 1999 Michiganian of the Year by The Detroit News. He has lectured extensively on the subject of manufacturing and authored the book, Passion for Manufacturing, which is distributed in 80 countries in several languages.	Director since 1994 Class III Director
LARRY W. McCURDY
Age 67
Larry W. McCurdy is retired. He served as Chairman, President & Chief Executive Officer of Echlin, Inc., from March, 1997 until its merger with Dana Corporation in 1998. He has also held senior executive positions at Cooper Industries, Inc., Moog Automotive, Inc., where he served as President and Chief Executive Officer, and Tenneco Inc., where he served as President of its Walker Manufacturing subsidiary and Executive Vice President of its North American Operations. Mr. McCurdy also serves on the Boards of Directors of Breed Technologies, Inc., Lear Corporation, Mohawk Industries Inc. and General Parts Inc.	Director since 2001 Class III Director
JOHN P. REILLY
Age 59
John P. Reilly is the retired Chairman, President & Chief Executive Officer of Scott Technologies, Inc. In addition, he has more than 32 years of experience in the automotive industry. He has served as senior officer with a number of automotive suppliers, including Stant Corporation and Tenneco Automotive, and he has also held leadership positions with Chrysler. Mr. Reilly is on the Boards of Directors of Marshfield Door Systems, Inc. and Breed Technologies, Inc.	Director since 2000 Class III Director

CORPORATE GOVERNANCE

AAM’s business is under the direction of the Board of Directors. The Board delegates the conduct of business to AAM’s senior management team. The principal functions of the Board are to:

Review and Approve AAM’s Strategic Direction, Annual Operating Budget and Monitor AAM’s Performance: The Board reviews and approves the overall goals and objectives of AAM and evaluates AAM’s performance and direction. The Board stays abreast of political, regulatory and economic trends and developments that may impact AAM’s strategic direction. The Board reviews and approves AAM’s strategic direction and annual operating budget. On an ongoing basis during the year, the Board monitors AAM’s performance against its annual operating budget.

Evaluate the Chief Executive Officer: The Chief Executive Officer, with the support of the Board, develops appropriate goals and objectives for each year. The Board evaluates the performance of the Chief Executive Officer. The Compensation Committee uses this performance evaluation in considering the Chief Executive Officer’s compensation. The evaluation is communicated to the Chief Executive Officer.

Review Management Performance and Compensation: The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Compensation Committee evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect AAM’s objectives and performance.

Advise and Counsel Management: Advice and counsel to management occurs both in formal Board and Board Committee meetings and through informal, individual director’s contacts with the Chief Executive Officer and other members of management. The Board is comprised of individuals whose knowledge, background, experience and judgment are useful to AAM. The information needed for the Board’s decision-making generally will be found within AAM, and Board members have full access to management. If necessary, the Board may seek legal or other expert advice from a source independent of management.

Structure and Operations of the Board: The Board observes the following general practices:

•	BOARD STRUCTURE:

•	AAM’s Board of Directors is divided into three classes. The members of each class of directors serve for staggered three-year terms. The current terms of the Class I, Class II, and Class III directors will expire upon the election of directors at the annual meetings of stockholders to be held in 2003, 2004, and 2005, respectively. Directors hold office until the expiration of their respective terms and until their successors have been elected and qualified, or until their earlier resignation or removal.

•	New directors may participate in an orientation process that includes review of extensive materials regarding AAM’s business and operations, visits to AAM facilities, and meetings with key personnel.

•	Forest J. Farmer, Thomas K. Walker, John P. Reilly, and Larry W. McCurdy have each been affirmatively determined by the Board of Directors to be “independent” directors, as such term is defined pursuant to the applicable provisions of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange Listing Standards, as approved by the New York Stock Exchange Board of Directors on August 1, 2002, and the rules and regulations promulgated by the SEC pursuant thereto.

•	BOARD OPERATIONS AND MEETINGS:

•	AAM’s Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary.

•	The Board held four meetings in 2002 and all directors attended all four of the Board meetings, except that Larry W. McCurdy attended three Board meetings and Bret D. Pearlman attended two Board meetings.

•	COMMITTEE STRUCTURE:

The full Board considers all major decisions of AAM. However, the Board has established three standing committees — the Audit Committee, the Compensation Committee and the Executive Committee — so that certain important areas can be addressed in more depth than may be possible in a full Board meeting. The Audit and Compensation Committees are comprised entirely of outside, independent directors (as the term “independent” is defined in proposed Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards, and the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC pursuant thereto).

•	The Audit Committee oversees AAM’s financial accounting and reporting practices, systems of internal accounting controls, and the audit process. This committee is responsible for the selection, evaluation, and replacement of AAM’s independent auditors. Forest J. Farmer, Thomas K. Walker and John P. Reilly were members of this committee at each of the meetings held during 2002, and each attended all four Audit Committee meetings held in 2002. In October 2002, Audit Committee membership was re-established by the Board of Directors to include Thomas K. Walker as Chairman, and John P. Reilly and Larry W. McCurdy as members. Larry W. McCurdy has been affirmatively determined by the Board of Directors to be a “financial expert”, and Thomas K. Walker, John P. Reilly, and Larry W. McCurdy have each been affirmatively determined by the Board of Directors to be “independent” directors, as such terms are defined pursuant to the applicable provisions of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange Listing Standards, as approved by the New York Stock Exchange Board of Directors on August 1, 2002, and the rules and regulations promulgated by the SEC pursuant thereto.

•	The Compensation Committee reviews matters related to the compensation of the Chief Executive Officer and other corporate officers, as well as the general employee compensation and benefit policies and practices of AAM. This committee may approve goals for incentive plans, evaluates performance against any such goals, and issues the Compensation Committee Report on executive compensation to stockholders. Thomas K. Walker, Forest J. Farmer, and John P. Reilly are members of this committee, and each attended all four Compensation Committee meetings held in 2002. In October 2002, Forest J. Farmer was appointed Chairman of the Compensation Committee by the Board of Directors. Forest J. Farmer, Thomas K. Walker, and John P. Reilly have each been affirmatively determined by the Board of Directors to be “independent” directors, as such term is defined pursuant to the applicable provisions of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange Listing Standards, as approved by the New York Stock Exchange Board of Directors on August 1, 2002, and the rules and regulations promulgated by the SEC pursuant thereto.

•	The Executive Committee exercises the authority of the Board during the intervals between meetings of the Board and does not meet on a regular basis. This committee held one meeting during 2002. Richard E. Dauch is Chairman of the Executive Committee, and Robert L. Friedman and John P. Reilly are members of this committee.

DIRECTORS’ COMPENSATION

•	DIRECTORS’ COMPENSATION: AAM does not pay directors who are current employees of AAM additional compensation for their services as directors. Nor does AAM pay directors who are affiliated with Blackstone for their services as directors. Compensation for each independent director in 2002 included the following:

•	an annual retainer of $30,000,

•	$1,000 for each Board of Directors meeting attended,

•	for Committee Chairmen, a fee of $1,500 for each Committee meeting attended,

•	for Committee members, a fee of $1,000 for each Committee meeting attended,

•	expenses of attending Board of Directors and Committee meetings, and

•	effective with the election to the AAM Board of Directors, stock options pursuant to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan to purchase shares of AAM’s common stock at the closing price of AAM stock on the date of the grant, which options vest at the rate of 2,000 shares per year over the director’s term of office.

Effective January 1, 2003, the compensation for independent directors was changed to assure that it remains competitive with the market. The current compensation, with changes as noted, is as follows:

•	the annual retainer was increased from $30,000 to $40,000,

•	Board meeting attendance fees increased from $1,000 to $1,500 for each Board meeting attended,

•	the fee for each Committee Chairman was increased from $1,500 to $2,500 for each Committee meeting attended,

•	the fee for each Committee member was increased from $1,000 to $2,000 for each Committee meeting attended,

•	payment of expenses of attending Board of Directors and Committee meetings remains unchanged,

•	Independent directors will now be eligible to participate in the American Axle & Manufacturing Holdings, Inc. Executive Deferred Compensation Plan, and

•	each director shall receive, effective with the election to the AAM Board of Directors, stock options pursuant to the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan to purchase shares of AAM’s common stock at the closing price of AAM stock on the date of the grant, which options shall vest at the rate of 2,500 shares per year over the director’s term of office. The options vesting rate of 2,500 shares per year represents an increase from the prior rate of 2,000 shares per year.

•	DIRECTORS’ STOCK OWNERSHIP GUIDELINES: The Board of Directors established guidelines in 1999 which recommend that each independent director maintain ownership of at least 1,000 shares of AAM stock.

Each of AAM’s four independent directors, Forest J. Farmer, Thomas K. Walker, John P. Reilly, and Larry W. McCurdy, owns at least 1,000 shares of AAM common stock.

SECURITY OWNERSHIP OF AAM DIRECTORS & OFFICERS AND
CERTAIN BENEFICIAL OWNERS OF AAM STOCK

The following table indicates how much common stock is beneficially owned as of March 12, 2003, by (a) each person known to AAM to own 5% or more of AAM’s common stock, (b) each Director and the nominees for election as a Director, (c) AAM’s Chief Executive Officer and Other Named Executive Officers(1), and (d) the directors and officers as a group.

Applicable percentage ownership in the table is based on 49,965,183 shares of AAM common stock outstanding as of March 12, 2003 and assumes the exercise of options to purchase 3,763,616 shares that were granted prior to our initial public offering and that are currently exercisable. In general, “beneficial ownership” refers to shares that a person has the power to vote or the power to dispose of and includes options that are presently exercisable or exercisable within 60 days, provided that the shares underlying these options are deemed outstanding for the purpose of computing the percentage ownership of the person holding options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of
	Common Stock	Percent
	Beneficially	of
Name	Owned	Class

Robin J. Adams(2)	191,697	*

Marion A. Cumo(2)	486,891	*

Richard E. Dauch(2)(3)	8,104,674	15.0%

George J. Dellas(2)	399,021	*

Forest J. Farmer(2)	7,000	*

Robert L. Friedman(4)	14,010,992	26.1%

Richard C. Lappin(4)	14,016,992	26.1%

B. G. Mathis(2)	524,121	*

Larry W. McCurdy(2)	3,000	*

Bret D. Pearlman(4)	14,010,992	26.1%

John P. Reilly(2)	5,000	*

Joel D. Robinson(2)	259,489	*

Thomas K. Walker(2)	7,000	*

All Directors and Officers as a group, including those named above(5)	24,960,330	45.2%

Blackstone(4)	14,010,992	26.1%

FMR Corp.(6)	3,477,555	6.5%

Notes to Table:

(*)	Represents holdings that do not exceed 1%.
(1)	The “Named Executive Officers” are AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer and the next four most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year.
(2)	Includes shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days, as follows: Mr. Adams — 188,450; Mr. Cumo — 485,421; Mr. Dauch — 1,498,325; Mr. Dellas — 398,021; Mr. Farmer — 6,000; Mr. Mathis — 472,121; Mr. McCurdy — 2,000; Mr. Reilly — 4,000; Mr. Robinson — 259,490; and Mr. Walker — 6,000.

(3)	Includes 1,722,796 shares held by the Dauch Annuity Trust 2004 and 1,897,038 shares held by the Dauch Annuity Trust 2007 (collectively the “Trusts”) and 650,000 shares held by the Richard E. and Sandra J. Dauch Family Foundation. Mr. Dauch is Trustee of the Trusts and President of the Foundation and has power to sell, transfer, or otherwise dispose of shares owned by the Trusts and the Foundation. An additional 2,335,115 shares of common stock are held by the Sandra J. Dauch Gift Trust. Mr. Dauch’s spouse is Trustee of the Gift Trust and has the power to sell, transfer, or otherwise dispose of shares owned by the Gift Trust.
(4)	Includes 14,010,992 shares held collectively by Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P. (collectively, “Blackstone”). Blackstone Management Associates II L.L.C. (“BMA”) is the general partner of each of such entities. BMA’s business address is 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin and Pearlman each have a business address at 345 Park Avenue, 31st Floor, New York, New York 10154. Messrs. Friedman, Lappin, and Pearlman are each members of BMA, which has investment and voting control over the shares owned by Blackstone. Beneficial ownership of shares by Messrs. Friedman, Lappin and Pearlman include the shares beneficially owned by Blackstone. Each of such persons disclaims beneficial ownership of such shares.
(5)	Includes 4,261,590 shares issuable pursuant to options that are currently exercisable, or exercisable within 60 days.
(6)	Shares of common stock beneficially owned by FMR Corp. is presented based on a Schedule 13G dated February 14, 2003 and filed with the Securities and Exchange Commission by FMR Corp. FMR Corp’s principal business address is 82 Devonshire Street, Boston, MA 02109.

AUDIT COMMITTEE CHARTER FOR 2002

The Audit Committee of AAM’s Board of Directors has adopted a written charter, which has been approved by AAM’s Board of Directors. The charter in place during 2002 is as follows:

Organization and Membership

AAM’s Board of Directors (the “Board”) shall have an Audit Committee. All members of the Audit Committee shall be independent of management and free from any relationship that, in the opinion of the Board, would interfere with their independent judgment as a member of the Audit Committee.

Members of the Audit Committee shall be appointed by the Board. The Audit Committee shall designate one of its members as chairman.

Statement of Policy

The Audit Committee shall serve as the representative of the Board for the general oversight of AAM’s financial accounting and reporting practices, systems of internal accounting controls and the audit process. The Audit Committee will assist the Board in discharging its fiduciary responsibilities to stockholders, providing assurance as to the independence of AAM’s outside auditors and the adequacy of disclosure to stockholders and to the public. Through its activities, the Committee will facilitate open communication among directors, AAM’s independent auditors, its internal audit function and corporate management. In the conduct of its duties, the Audit Committee will monitor the rules, regulations, pronouncements and/or recommendations of the SEC, NYSE, AICPA and other related regulatory bodies and professional associations to help ensure that AAM complies with all relevant requirements.

Responsibilities

Specifically, the Audit Committee will:

•	Hold regularly scheduled meetings each year (in person or by teleconference), normally in January, April, July and October, and such other meetings as may be required from time to time. A majority of the members of the Audit Committee shall constitute a quorum of the Audit Committee and a majority of the members in attendance where a quorum is present shall decide any question properly brought before them.

•	Recommend to the Board, annually, the appointment of a firm of independent public accountants as AAM’s independent auditors.

•	Review the following with AAM’s independent auditors:

1.	The plan for and scope of audits of AAM’s financial statements.
2.	The results of its audits of AAM’s financial statements.
3.	The adequacy of AAM’s internal accounting controls, including any recommendations with respect to such internal controls or perceived weaknesses in such internal controls or other financial matters, and management’s response to any such recommendations.
4.	Significant accounting policies, including the appropriateness of such policies and whether there have been any significant changes made by management in the basic accounting principles and reporting standards used to prepare AAM’s financial statements.
5.	AAM’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other financial reports and SEC filings as deemed appropriate.

•	Review the extent of any non-audit services performed for AAM by its independent auditors to ensure that performing those services does not impair the independence of the auditors.
•	Review the fees proposed by AAM’s independent auditors for their services and approve the terms of their engagement.
•	Review the purpose, nature and results of any audits of AAM’s financial statements, regulatory filings or business practices performed by any other auditors.
•	Review the work of AAM’s Internal Audit Department with the Director of Internal Audit, including management’s responses to any recommendations made and plans for future audit coverage.
•	Review whether management has sought a second opinion regarding a significant accounting issue (for example, from a firm of independent public accountants other than its current independent auditors), and, if so, obtain the rationale for the particular accounting treatment chosen.
•	Receive reports of actions and proposed actions relating to AAM’s compliance program and review audits of compliance by officers and employees with such program and such other policies on business ethics and public responsibility as deemed appropriate.
•	Review and understand related-party transactions and the impact of such transactions on AAM’s financial statements and related disclosures.
•	Meet privately from time to time with representatives of AAM’s independent auditors, the Director of Internal Audit and AAM’s management.
•	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

In addition, in light of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange Listing Standards, as approved by the New York Stock Exchange Board of Directors on August 1, 2002, and the rules and regulations promulgated by the SEC pursuant thereto, the Audit Committee Charter has been revised for 2003 and a Code of Ethics for AAM’s CEO, CAO, CFO and Other Senior Financial Officers has been adopted. Such Audit Committee Charter and Code of Ethics for AAM’s CEO, CAO, CFO and Other Senior Financial Officers may be further amended to conform with additional rules and regulations and listing standards expected to be finalized in 2003 by the SEC and the New York Stock Exchange, respectively. A copy of the revised Audit Committee Charter is attached to this Proxy Statement as Attachment A, and a copy of AAM’s Code of Ethics for CEO, CAO, CFO, and Other Senior Financial Officers is attached to this Proxy Statement as Attachment B.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has:

1)	Conducted an annual review and reassessment of the Audit Committee Charter, which appears on pages 16-17 of this proxy statement, and adopted such written charter that specifies the scope of AAM’s Audit Committee responsibilities and how it carries out those responsibilities;

2)	Reviewed and discussed AAM’s audited consolidated financial statements for the year ended December 31, 2002 with management at a meeting in January 2003 prior to AAM’s year-end earnings announcement on January 23, 2003;

3)	Reviewed and discussed AAM’s unaudited condensed consolidated financial statements with management for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 at quarterly meetings, in all cases prior to AAM’s quarterly earnings announcements;

4)	Discussed with Deloitte & Touche, AAM’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, at quarterly meetings, in all cases prior to AAM’s earnings announcements;

5)	Received written disclosures and the letter from Deloitte & Touche regarding their independence as required by Independence Standards Board Standard No. 1, including the following information regarding fees paid to Deloitte & Touche as AAM’s independent auditors for the year ended December 31, 2002:

Audit Fees	$877,650
Audit Related Fees	88,000	(a)
Tax Fees	1,255,902	(b)

Total Fees	$2,221,552

(a)	Includes fees for the audits of AAM’s employee benefit plans.

(b)	The Audit Committee has considered whether the nature of these services is compatible with maintaining the independence of Deloitte & Touche as AAM’s independent auditors.

6)	Discussed with the Director of Internal Audit the plans for, and scope of, internal audits, identification of audit risks and the results of audit activities completed during the year at quarterly meetings;

7)	Based on the review and discussions referenced above, recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2002 be included in AAM’s annual report on Form 10-K; and

8)	The Audit Committee appointed Deloitte & Touche as AAM’s independent auditors for the year ending December 31, 2003.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement purporting to incorporate this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that AAM specifically incorporates this report of the Audit Committee by reference, and shall not otherwise be deemed filed under such Act.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Thomas K. Walker, Chairman(a)
John P. Reilly
Larry W. McCurdy(b)
Forest J. Farmer, former Chairman(b)

(a)	Mr. Walker was appointed Chairman of the Audit Committee by vote of the Board of Directors effective October 30, 2002.

(b)	Mr. McCurdy replaced Mr. Farmer on the Audit Committee effective October 30, 2002 by vote of the Board of Directors. Mr. McCurdy has been affirmatively determined by the Board of Directors to be a financial expert, as such term is defined pursuant to the applicable provisions of the Sarbanes-Oxley Act of 2002, the New York Stock Exchange Listing Standards, as approved by the New York Stock Exchange Board of Directors on August 1, 2002, and the rules and regulations promulgated by the SEC pursuant thereto.

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE RETURN

The following graph compares the percentage change in the cumulative total stockholder return on AAM’s common stock during the period beginning on January 29, 1999 (the first day of trading after AAM’s initial public offering) and ending on December 31, 2002 with the cumulative total return of a competitor peer group, on an industry index, and on the Standard & Poor’s 500 composite index.

Comparison of Cumulative Total Return Among AAM, Competitor Peer Group,

Industry Index and S&P 500 Index (1)

Company/Index/Market	1/29/99	6/30/99	12/31/99	6/30/00	12/29/00	6/29/01	12/31/01	6/30/02	12/31/02

American Axle & Manufacturing Holdings, Inc. “AXL”(2)	100.00	84.53	73.21	85.66	47.93	102.64	129.09	179.56	141.40

Competitor Peer Group(3)	100.00	109.27	81.40	66.01	55.13	74.75	64.59	79.61	56.77

Motor Vehicle Parts(4)	100.00	105.28	83.81	73.24	62.88	80.87	76.23	87.07	71.64

S&P Composite(5)	100.00	107.87	116.19	115.69	105.61	98.53	93.06	80.81	72.49

Notes to Table:

(1)	Assumes $100 invested on January 29, 1999 and reinvestment of dividends for the period of January 29, 1999 through December 31, 2002.
(2)	AXL — American Axle & Manufacturing Holdings, Inc. (as compiled by Media General Financial Services of Richmond, VA).
(3)	Competitor Peer Group — Consists of the following companies: ArvinMeritor, Inc., BorgWarner Automotive, Dana Corporation, Delphi Automotive Systems, Dura Automotive Systems, Federal-Mogul Corporation, Lear Corporation, Tower Automotive, Inc., TRW, Inc. and Visteon Corporation.
(4)	SIC Code 3714 — Motor Vehicle Parts & Accessories (as compiled by Media General Financial Services of Richmond, VA).
(5)	S&P 500 — Standard & Poor’s 500 Total Return Index (as compiled by Media General Financial Services of Richmond, VA).

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has approved a compensation strategy which emphasizes “performance based compensation” (such as profit sharing, annual bonus and stock options) as a significant element of compensation for salaried associates (AAM refers to its employees as “associates”), particularly corporate officers and executives described below.

The Compensation Committee strongly believes that this approach closely aligns the interests of AAM’s associates with the long-term interests of AAM stockholders and strengthens AAM’s ability to attract, retain, and motivate the highest quality associates and a superior management team. Key elements of this strategy, as it applies to AAM corporate officers and other executive level salaried associates in leadership positions having a significant impact on profitability (“AAM Executives”), are described below.

The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Compensation Committee in reaching its determinations regarding AAM’s compensation and benefits programs with respect to the compensation reported for the year ended December 31, 2002.

The Compensation Committee’s Responsibilities: The Compensation Committee reviews and approves the policies recommended by AAM that govern compensation and benefits programs (“Total Compensation”) for all salaried associates employed by AAM and its subsidiaries, and oversees the administration of those policies.

The Compensation Committee reviews, evaluates, and approves the compensation of Mr. Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer, as well as the compensation of the other AAM Executives who serve as corporate officers at the vice president level and above (“AAM Executive Officers” — 16 in total, including Mr. Dauch), as recommended by Mr. Dauch, on an annual basis. The Compensation Committee, representing the Board, also evaluates the compensation plans for AAM Executives and other salaried associates to ensure they are appropriate, market competitive, and that they properly reflect AAM’s objectives and performance.

The Compensation Committee is comprised entirely of independent directors. Reports of the Compensation Committee’s actions and decisions are presented to the full Board.

Compensation Philosophy: AAM’s compensation philosophy, as approved by the Compensation Committee, is incorporated in our Total Compensation program, which is designed to:

•	Encourage and support AAM’s strong financial and operational performance;

•	Align management compensation with the long-term interests of stockholders by providing stock incentives, encouraging stockholding and emphasizing a significant level of performance-based compensation linked to AAM’s performance with respect to return on invested capital, cash flow and net income as a percentage of sales; and

•	Provide a competitive level of Total Compensation necessary to attract, motivate and retain a talented and experienced management team.

Management’s Stock Ownership Guidelines: AAM policy and practice considers management stock ownership to be an important means of linking management’s interests directly to those of stockholders. As of March 12, 2003, AAM Executive Officers owned approximately 6.6 million shares, or 13.3%, of AAM’s issued and outstanding common stock.

Compensation Methodology: In order to attract and retain superior management talent, AAM strives to provide a comprehensive compensation program for all salaried associates that is market competitive overall and which emphasizes performance based components. The Compensation Committee periodically reviews compensation information covering other companies and assesses AAM’s overall competitive position based on four components of salaried associate compensation: (1) base salary, (2) annual incentives, (3) long-term incentives and (4) benefit programs.

To assist in benchmarking the competitiveness of its compensation programs, AAM participates in and reviews compensation and benefit surveys compiled by third-party consultants and professional organizations. The Compensation Committee considers this information, supplemented by general industry compensation information, when deciding whether or not to modify existing compensation or benefits programs or to establish new programs. The data reviewed includes such factors as company revenue, capitalization, operating performance and employee population, as well as the scope of managerial responsibility and reporting relationships of the individuals under consideration.

As part of the Compensation Committee’s review of the competitiveness of AAM salaried associate compensation for 2002, the Compensation Committee concluded that overall base salaries and benefits for AAM salaried associates were market competitive.

Components of Compensation: The principal components of Total Compensation (excluding benefit programs) are as follows:

•	BASE SALARY: Annual base salary is intended to compensate salaried associates for their level of responsibility and sustained individual performance. The Compensation Committee approves, in advance, all salary adjustments for AAM Executive Officers. The general policy approved by the Compensation Committee with respect to salaried associate compensation is to compensate AAM’s salaried associates near the mid-level of the range of base salaries paid for similar positions by similarly situated companies in the automotive parts manufacturing industry, including some or all of AAM’s competitor peer group of companies identified in Note 3 of the Stock Performance Graph on page 20 hereof (“Peer Group Companies”), as well as certain other companies which are not identified as Peer Group Companies.

•	ANNUAL INCENTIVE AWARDS: AAM Executive Officers (other than Mr. Richard E. Dauch, whose compensation is addressed in an Employment Agreement and Supplemental Compensation Agreement, described below and on page 31 — “Employment Agreements”) and AAM Executives who are not AAM Executive Officers (“Other AAM Executives” — approximately 300 in total) receive annual performance based cash bonus awards pursuant to AAM’s annual incentive compensation plan (“Executive Bonus Plan”) which is designed to promote the achievement of AAM’s business objectives. The Executive Bonus Plan takes into consideration compensation practices (base salary and annual incentives) at Peer Group Companies as well as other companies that are not identified as Peer Group Companies based on the size, locale, industry, and activities of such companies, as appropriate, and also requires that AAM achieve a minimum level of financial performance in the applicable fiscal year in order for any bonus payments to be payable thereunder.

The Executive Bonus Plan, amended effective January 1, 2002, to more closely align the interests of stockholders and management, links annual cash bonus awards to the achievement of Compensation Committee-approved financial and operational targets which are measured in terms of return on invested capital, cash flow, and net income as a percentage of sales. The Compensation Committee determines which of the financial and operational target measurements will be used for the coming fiscal year, determines applicable targets, and determines relative weighting of each such target relative to computation of annual cash bonus awards. In addition to these financial and operational targets, the Compensation Committee has specified that a portion of the annual cash bonus payable to Other AAM Executives pursuant to the amended Executive Bonus Plan shall be based on measures of plant productivity and/or individual performance against pre-determined goals which will be established on a case by case basis depending on the position held by each such Other AAM Executive.

The Compensation Committee also established minimum corporate financial performance results which AAM must achieve as a condition for AAM Executive Officers and Other AAM Executives to be eligible to receive any cash bonus payments pursuant to the amended Executive Bonus Plan. If AAM fails to achieve such minimum corporate financial targets, which were significantly increased over the minimum financial performance criteria utilized in prior years, no annual cash bonus award payments will be payable to AAM Executive Officers or Other AAM Executives under the amended Executive Bonus Plan for the applicable fiscal year.

•	LONG-TERM INCENTIVE COMPENSATION: The Compensation Committee reviews and approves stock option grants for AAM Executive Officers and Other AAM Executives. Non-qualified stock options have been the principal form of long-term incentive compensation provided to AAM Executive Officers and Other AAM Executives.

Pursuant to the terms of AAM’s stock option plans, non-qualified stock options granted have contractual terms ranging from 10 to 12 years from the date of grant in accordance with the terms of the applicable stock option plan under which such non-qualified stock options are awarded. The exercise price of options awarded is the fair market value of AAM’s common stock on the date of grant. The options which were awarded in 2002 were awarded under the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan (the “1999 Plan”) and vest over three years of employment following the date of grant. The options which were awarded prior to 2000 were awarded under the Amended and Restated American Axle & Manufacturing Holdings, Inc. Management Stock Option Plan (the “1997 Plan”) and vest over five years of employment following the date of grant and upon the achievement of certain EBITDA (or Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization), performance criteria established in the 1997 Plan. Stock options awarded to AAM Executive Officers and Other AAM Executives under either the 1999 Plan or the 1997 Plan only provide compensation if the value of AAM’s common stock increases above the option value on the date of grant.

When determining the number of stock options to be awarded under AAM’s stock option plans, the Compensation Committee considers AAM’s financial performance, practices at companies in the automotive and automotive parts manufacturing industry, which may include some or all Peer Group Companies as well as certain other companies which are not identified as Peer Group Companies, and the prospective recipient’s past performance. The number of stock options previously awarded and the level of stock ownership by management may also be considered.

CEO Compensation: Mr. Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer of AAM, participates in the same programs and receives compensation based on consideration by the Compensation Committee of the same factors as the other AAM Executive Officers. However, his overall compensation, approved by the Compensation Committee, reflects a greater degree of policy and decision-making authority and a higher level of responsibility with respect to AAM’s strategic direction and financial and operational results. The Total Compensation of Mr. Dauch is specifically addressed in an Employment Agreement, as amended, pursuant to which he serves as AAM’s Co-Founder, Chairman of the Board & Chief Executive Officer. The Employment Agreement, as amended, establishes, among other things, his base salary, his eligibility to receive a bonus, his eligibility to receive stock options, and also provides that he will be a voting member of the Board of Directors for the term of his employment with AAM. The Employment Agreement, as amended, also provides that Mr. Dauch is bound by confidentiality and non-competition covenants for a period of two years following expiration of the Employment Agreement, as amended, and that AAM may terminate Mr. Dauch’s employment agreement for Cause, as defined in the Employment Agreement, as amended.

Mr. Dauch’s bonus and stock option awards for 2002 were determined by the Compensation Committee based on AAM’s financial performance, as measured by adjusted after tax net income, return on invested capital, and cash flow. The Compensation Committee determined that AAM’s superior performance in 2002, which included (a) record sales, (b) earnings per share which exceeded analysts’ expectations in each quarter, (c) record free cash flow of $177 million, (d) record after tax net income margin of 5.1%, placing AAM at the top of its Peer Group Companies, (e) 14.7% after tax return on invested capital, placing AAM at the top of its Peer Group Companies, and (f) stockholder return on investment of over 9% exceeding the performance of its Peer Group Companies and all major equity market indices, was due in large measure to the leadership efforts of Mr. Dauch. Accordingly, the Compensation Committee authorized a bonus to Mr. Dauch for 2002 in the amount of $3,550,000 and granted him stock options in the total amount of 300,000 shares.

As partial consideration for an amendment to his Employment Agreement in December, 2000, which extended the term of the Employment Agreement by two years to December 31, 2006, subject to periodic renewal, Mr. Dauch and AAM entered into a Supplemental Compensation Agreement in December 2000, which provides for an aggregate amount of $11.8 million to be paid to Mr. Dauch in substantially equal installments over five years, beginning on or before December 31, 2001, in cash or in a grant of shares of AAM common stock at the then current market price, at AAM’s option. Mr. Dauch was paid $2,360,873 in 2002 in accordance with the Supplemental Compensation Agreement.

Compensation for Other AAM Executive Officers and Other AAM Executives: The Compensation Committee specifically approves the base salaries and bonus awards for AAM Executive Officers. The Compensation Committee concluded that the approved base salaries and bonus awards were competitive with base salaries and bonus awards paid to individuals in comparable positions at Peer Group Companies and certain other companies not identified as Peer Group Companies, based on the size, locale, industry, and activities of such companies based on data available from recognized compensation surveys, taking into consideration the duties, experience, and performance of each such AAM Executive Officer.

The Compensation Committee specifically approved an overall 2002 Base Salary Merit Budget for Other AAM Executives which is based on data comparing salaries of Other AAM Executives and the overall 2002 Base Salary Merit Budget with available survey data covering Peer Group Companies as well as certain other companies that are not identified as Peer Group Companies, based on the size, locale, industry and activities of such companies. The base salary for each Other AAM Executive is based on the duties, experience, and performance of such Other AAM Executive, and the constraints of the 2002 Base Salary Merit Budget. The Compensation Committee concluded that the 2002 Base Salary Merit Budget was competitive based on available survey data covering both Peer Group Companies as well as certain other companies that are not identified as Peer Group Companies, based on the size, locale, industry, and activities of such companies.

Other: During 2002, Mr. Richard E. Dauch received compensation in excess of the $1 million limitation on deductibility under Section 162(m) of the Internal Revenue Code. Consequently, a portion of the compensation earned by Mr. Richard E. Dauch was not deductible by AAM in the determination of its 2002 income tax expense. Section 162(m) of the Internal Revenue Code did not impact AAM’s ability to take a tax deduction for compensation paid to any other AAM Executive Officer, Other AAM Executives or other salaried associates eligible for bonus or stock options.

The Compensation Committee periodically reviews AAM’s executive compensation plans to determine their compliance with Section 162(m) of the Internal Revenue Code. The Compensation

Committee may, as was the case in 2002, recommend that non-deductible compensation be paid to one or more AAM Executive Officers when such compensation is deemed to be in the best interests of AAM stockholders.

Compensation Committee Interlocks and Insider Participation: There are none.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Forest J. Farmer, Chairman(a)
Thomas K. Walker, former Chairman(a)
John P. Reilly

(a)	Mr. Farmer was appointed Chairman of the Compensation Committee by vote of the Board of Directors effective October 30, 2002.

EXECUTIVE COMPENSATION, RETIREMENT PROGRAM
AND EMPLOYMENT AGREEMENTS

Summary Compensation Table

The following table sets forth the compensation awarded or paid to, or earned by, AAM’s Chief Executive Officer and each of AAM’s other four most highly compensated executive officers during 2002 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long Term
					Compensation
		Annual Compensation			Awards

					Securities
				Other Annual	Underlying	All Other
		Base Salary	Bonus	Compensation	Options	Compensation
Name and Principal Position(a)	Year	($)	($)(b)	($)(c)	(#)	($)(d)

Richard E. Dauch	2002	1,012,917	3,550,000	22,992,873	300,000	39,096
Co-Founder, Chairman of the	2001	920,833	2,805,000	2,360,873	300,000	36,589
Board & Chief Executive Officer	2000	833,333	1,870,000	—	215,000	31,220

Joel D. Robinson	2002	315,000	450,000	2,794,109	110,000	16,176
President & Chief	2001	300,000	400,000	—	100,000	15,602
Operating Officer	2000	265,008	360,000	—	45,000	15,149

Robin J. Adams	2002	251,868	375,000	—	65,000	16,043
Executive Vice President —	2001	237,552	300,000	—	60,000	14,609
Finance & Chief	2000	228,378	260,000	—	40,000	14,139
Financial Officer

George J. Dellas	2002	236,256	340,000	3,177,255	23,000	12,230
Vice President, Quality	2001	225,000	240,000	—	22,000	11,195
Assurance & Customer	2000	218,400	225,000	—	20,000	10,039
Satisfaction

Marion A. Cumo,	2002	230,827	340,000	252,966	23,000	18,600
Vice President, Program	2001	229,300	240,000	—	22,000	17,507
Management & Launch	2000	220,500	225,000	—	20,000	14,299

Notes to Table:

(a)	Titles shown are as of January 1, 2003.
(b)	Bonuses are paid in the year subsequent to the year in which they are earned.
(c)	Other Annual Compensation includes earnings from exercises of vested stock options issued under either or both of the 1999 Plan and/or the 1997 Plan; in the case of Mr. Dauch, also includes payments pursuant to a Supplemental Compensation Agreement as described further on page 24 hereof.
(d)	All Other Compensation includes for the year 2002: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan, (2) the dollar value of life insurance premiums and benefits, and (3) the dollar value of perquisites and other personal benefits, including company provided vehicle. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $6,000, $27,064, and $6,032; Mr. Robinson — $6,000, $1,488, and $8,688; Mr. Adams — $6,438, $1,433, and $8,172; Mr. Dellas — $-0-, $3,174, and $9,056; and Mr. Cumo — $6,688, $3,174, and $8,738. The amounts shown for 2001 represent: (1) the Company matching contributions in the Company’s qualified section 401(k) plan and a non-qualified deferred compensation plan, (2) the dollar value of life insurance premiums and benefits, and (3) the dollar value of perquisites and other personal benefits, including company provided vehicle. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $5,100, 26,171, and $5,318; Mr. Robinson — $5,100, $2,281, and $8,221; Mr. Adams — $5,100, $1,038, and $8,471; Mr. Dellas — $-0-, $2,281, and $8,914; and Mr. Cumo — $5,788, $2,281, and $9,438. The amounts shown for 2000 represent: (1) the Company matching contributions in the Company’s qualified section

401(k) plan and a non-qualified deferred compensation plan, (2) the dollar value of life insurance premiums and benefits, and (3) the dollar value of perquisites and other personal benefits, including company provided vehicle. These amounts, expressed in the same order as identified above are as follows: Mr. Dauch — $9,238, $16,956, and $5,026; Mr. Robinson — $5,100, $2,206, and $7,843; Mr. Adams — $5,100, $630, and $8,409; Mr. Dellas — $-0-, $2,206, and $7,833; and Mr. Cumo — $6,093, $2,206, and $6,000.

Stock Option Grants

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2002. These awards consisted of nonqualified stock options to purchase common stock and were granted to the Named Executive Officers listed below under the 1999 Plan during the year ended December 31, 2002.

OPTION GRANT TABLE

						Potential Realizable Value
						at Assumed Annual Rates
						of Stock Price
						Appreciation for
	Individual Grants					Option Term (3)

			Percent of
			Total
	Securities Underlying		Options
	Options Granted (2)		Granted to	Exercise		5%	10%
			Employees	or Base		Stock	Stock
Name and			in Fiscal	Price	Expiration	Price	Price
Principal Position (1)	Date	Number	Year	($/share)	Date	$39.34	$62.66

Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer	01/23/2002	300,000	16.7%	$24.15	01/23/2012	$4,556,389	$11,551,632

Joel D. Robinson, President & Chief Operating Officer	01/23/2002	110,000	6.1%	$24.15	01/23/2012	$1,670,676	$4,235,598

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	01/23/2002	65,000	3.6%	$24.15	01/23/2012	$987,218	$2,502,854

George J. Dellas, Vice President, Quality Assurance & Customer Satisfaction	01/23/2002	23,000	1.3%	$24.15	01/23/2012	$349,323	$885,625

Marion A. Cumo, Vice President, Program Management & Launch	01/23/2002	23,000	1.3%	$24.15	01/23/2012	$349,323	$885,625

Notes to Table:

(1)	Titles shown are as of January 1, 2003.
(2)	These options were granted with an exercise price equal to the fair market value of a share of AAM common stock on the date of grant. These options will become exercisable in three substantially equal annual installments beginning on January 23, 2003.
(3)	In accordance with SEC regulatory requirements, hypothetical gains that would exist for the respective options are shown using assumed rates of appreciation of 5% and 10%, respectively. The ultimate value of the options will depend on the actual market value of AAM’s common stock at a future date.

The potential realizable value is shown net of the option exercise or base price, but before income taxes associated with exercise. The estimated amounts presented represent assumed annual compounded rates of appreciation in the market price for AAM’s common stock from the date of grant through the expiration of the options (in each case, although exercisable as described in Note (2) above, the options expire on the 10th anniversary of the date of grant). Based on the closing price of $24.15 per share for the AAM common stock as reported on the New York Stock Exchange on January 23, 2002, the 5% and 10% rates of appreciation for a period of 10 years from such date would result in per share prices of $39.34 and $62.66 respectively. This presentation is based on the disclosure format prescribed by the SEC and is not intended to forecast future appreciation of the common stock price. In addition, the Named Executive Officers listed above will not benefit unless the common stock price increases above the exercise or base price for each stock option.

Aggregated Option Exercises and Option Values

The following table presents additional information with respect to the Named Executive Officers concerning the exercise of stock options during the year ended December 31, 2002 and the unexercised options held as of such date:

AGGREGATED OPTION EXERCISES AND OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options		In-the-Money Options (3)
	Acquired		(#)		($)
	On	Value
Name and	Exercise	Realized (2)
Principal Position (1)	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer	800,000	20,632,000	1,297,325	571,950	22,809,144	3,503,265

Joel D. Robinson, President & Chief Operating Officer	89,902	2,794,109	189,190	191,850	2,223,680	1,096,475

Robin J. Adams, Executive Vice President — Finance & Chief Financial Officer	—	—	146,600	118,400	1,347,566	692,634

George J. Dellas, Vice President, Quality Assurance & Customer Satisfaction	100,000	3,177,255	382,951	44,340	8,067,035	268,222

Marion A. Cumo, Vice President, Program Management & Launch	12,600	252,966	470,351	44,340	10,215,267	268,222

Notes to Table:

(1)	Titles shown are as of January 1, 2003.
(2)	Value realized is equal to the difference between the stock option exercise price and the fair market value of AAM common stock at the date of exercise multiplied by the number of stock options exercised.
(3)	Value is equal to the difference between the stock option exercise price and the closing market price of AAM common stock reported on the New York Stock Exchange on December 31, 2002 of $23.42 multiplied by the number of stock options held by the Named Executive Officer. The dollar values in this table are calculated on a pre-tax basis.

Retirement Program and Pension Plan Tables

AAM maintains the following defined benefit plans for AAM Executive Officers and certain Other AAM Executives (“Eligible AAM Executives” — 59 total):

•	The American Axle & Manufacturing, Inc. Retirement Program for Salaried Employees, which is a qualified plan (the “RPSE”); and

•	The American Axle & Manufacturing, Inc. Supplemental Executive Retirement Plan (the “SERP”), which is a non-qualified plan. Benefits paid from this Plan are from current earnings of AAM.

RPSE: The RPSE covers substantially all AAM salaried associates and consists of noncontributory benefits and optional contributory benefits.

If Eligible AAM Executives do not elect to contribute to the RPSE, they are only entitled to receive basic retirement benefits equal to a flat dollar amount per year of credited service, which are essentially equivalent to the benefits under the American Axle & Manufacturing Hourly-Rate Employees Pension Plan maintained by AAM for its hourly associates. All Eligible AAM Executives are entitled to this flat dollar per year of service benefit. In accordance with its terms, benefits under the RPSE fully vest after five years of credited service and are payable at the normal retirement age of 65, or earlier, on a reduced basis, at the election of the participant. Supplemental early retirement benefits are available for certain employees hired before 1988.

The contributory portion of the RPSE provides defined benefits under a formula based on eligible years of credited service (maximum 35 years) and the average monthly base salary received in the highest sixty months out of the final ten years of service. In addition, upon retirement at or after age 65, employees receive an annual retirement benefit that is equal to the sum of their contributions to the RPSE. The benefits are subject to certain Internal Revenue Code limitations that change from time to time. For the twelve month period ending December 31, 2002, the Internal Revenue Code limited the total remuneration that may be included for purposes of determining benefits under the RPSE to $200,000 on an annualized basis.

SERP: Under the SERP, Eligible AAM Executives who made the optional specified contributions to the RPSE are also eligible to receive the greater of a “regular” form of the SERP benefit or an “alternative” form of the SERP benefit.

Total monthly retirement benefits for an Eligible AAM Executive receiving the “regular” form of the SERP benefit are equal to the sum of the following: (1) 2% of the average monthly base salary received in the highest sixty months out of the final ten years of service; (2) multiplied by the eligible years of credited service as an employee of AAM (as calculated for purposes of the RPSE); and (3) less the sum of all benefits payable under the RPSE (before reduction for any survivor option) plus the product of 2%, multiplied by the maximum monthly Social Security benefit payable to a person retiring at age 65, multiplied by the number of years of credited service as an employee of AAM (as calculated for purposes of the RPSE).

Total monthly retirement benefits for an Eligible AAM Executive receiving the “alternative” form of the SERP benefit are computed such that the sum of the RPSE benefits and the alternative form of RPSE benefits equal the sum of the following: (1) the product of 1.5% multiplied by the average monthly compensation (including bonus) of the Eligible AAM Executive’s highest five years of total direct compensation out of the last ten years; (2) multiplied by eligible years of credited service as an employee of AAM (as calculated for purposes of the RPSE); and (3) less 100% of the maximum monthly Social Security benefit payable to a person in the year of retirement. Supplemental executive retirement benefits otherwise payable under the alternative formula can be reduced or eliminated at the discretion of the Compensation Committee and the Board of Directors.

Since the SERP is not subject to ERISA, neither the average monthly base salary used as a factor in determining benefits under the “regular” form nor the total direct compensation (including bonus) used as a factor in determining benefits under the “alternative” form is subject to a limitation under the Internal Revenue Code.

Estimated Total Retirement Benefit: The total estimated annual retirement benefits payable to the Eligible AAM Executives, including the Named Executive Officers, under both the RPSE and the SERP are set forth in the following tables:

Table I — RPSE and “Regular” SERP: Table I shows the estimated total annual retirement benefit under both the RPSE and the “regular” form of the SERP related to final base salary as of December 31, 2002, that would be payable in 12 equal monthly installments per annum as a single life annuity to Eligible AAM Executives retiring in 2003 at age 65. The benefits shown are based upon participation in the optional contributory portion of the RPSE and maximum annual Social Security benefits of $20,892 payable to persons retiring in 2003. If the Eligible AAM Executive elects to receive benefits in the form of a 65% joint and survivor annuity to the Eligible AAM Executive and his spouse, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between the Eligible AAM Executive and his spouse.

TABLE I

Projected Total Annual Retirement Benefits — RPSE plus “Regular” SERP

Highest Five-Year Average
Annual Total Base Salary	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

150,000	44,540	59,390	74,240	89,090	103,940

200,000	53,732	71,643	89,554	107,465	125,376

300,000	83,732	111,643	139,554	167,465	195,376

400,000	113,732	151,643	189,554	227,465	265,376

600,000	173,732	231,643	289,554	347,465	405,376

800,000	233,732	311,643	389,554	467,465	545,376

1,000,000	293,732	391,643	489,554	587,465	685,376

1,200,000	353,732	471,643	589,554	707,465	825,376

*	Maximum contributory credited service under the contributory portion of the RPSE and SERP is 35 years. As of December 31, 2002, each of the Named Executive Officers had 8.8333 years of Contributory Credited Service, except that Mr. Adams had 3.500 years of Contributory Credited Service.

The annual base salaries are reported for the most recent year(s) considered in the calculations of the averages reported in the Summary Compensation Table in the column labeled “Base Salary.”

Table II — RPSE and “Alternative” SERP: Table II shows the estimated total annual retirement benefit under both the RPSE and the “alternative” form of the SERP related to final average total direct compensation (including bonus) as of December 31, 2002, that would be payable in 12 equal monthly installments per annum as a single annuity to senior executives retiring in 2003 at age 65. The benefits shown are based upon participation in the optional contributory portion of the RPSE and maximum Social Security benefits of $20,892 payable to persons retiring in 2003. If the Eligible AAM Executive elects to receive benefits in the form of a 65% joint and survivor annuity to the Eligible AAM Executive and his spouse, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between the Eligible AAM Executive and his spouse.

TABLE II

Projected Total Annual Retirement Benefits — RPSE plus “Alternative” SERP

Highest Five-Year Average
Annual Total Direct
Compensation	Years of Eligible Contributory Credited Service

	15	20	25	30	35*

400,000	69,108	99,108	129,108	159,108	189,108

600,000	114,108	159,108	204,108	249,108	294,108

800,000	159,108	219,108	279,108	339,108	399,108

1,000,000	204,108	279,108	354,108	429,108	504,108

1,400,000	294,108	399,108	504,108	609,108	714,108

1,800,000	384,108	519,108	654,108	789,108	924,108

2,200,000	474,108	639,108	804,108	969,108	1,134,108

2,600,000	564,108	759,108	954,108	1,149,108	1,344,108

3,000,000	654,108	879,108	1,104,108	1,329,108	1,554,108

3,400,000	744,108	999,108	1,254,108	1,509,108	1,764,108

*	Maximum contributory credited service under the contributory portion of the RPSE and SERP is 35 years. As of December 31, 2002, each of the Named Executive Officers had 8.8333 years of Contributory Credited Service, except that Mr. Adams had 3.500 years of Contributory Credited Service.

The annual total direct compensation for the most recent year(s) considered in Table II in the calculation of the sum of the averages of salary and of bonus income, (which is reported here as average annual total direct compensation), will be found in the Summary Compensation Table in the columns labeled “Base Salary” and “Bonus.”

Employment Agreements

AAM has an Employment Agreement with Richard E. Dauch to serve as Co-Founder, Chairman of the Board & Chief Executive Officer. The Employment Agreement expires on December 31, 2006, subject to periodic renewal, as more particularly discussed in the Compensation Committee Report. AAM and Mr. Dauch also entered into a Supplemental Compensation Agreement in December 2000, which is also more particularly described in the Compensation Committee Report.

OTHER INFORMATION

Directors’ & Officers’ Indemnification

As permitted by Delaware Law, AAM’s Certificate of Incorporation eliminates the personal liability of a director of AAM for monetary damages for breach of fiduciary duty of care as a director, except for (i) any breach of the director’s duty of loyalty to AAM or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchases or redemptions pursuant to Delaware Law and (iv) any transaction from which the director derived an improper personal benefit. In addition, AAM’s Certificate of Incorporation provides for indemnification, to the full extent specifically authorized under Delaware Law, of directors and officers of AAM and persons who serve at the request of AAM as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise. The provisions of AAM’s Certificate of Incorporation on the subject of indemnification are deemed to be a contract between AAM and each director or officer. AAM also maintains an insurance policy that insures directors and officers against claims arising from alleged wrongful acts in their respective capacities as directors and officers of AAM.

Related Party Transactions

In connection with a leveraged recapitalization transaction in 1997 through which Blackstone Capital Partners II Merchant Banking Fund L.P. and certain of its affiliates (collectively “Blackstone”) acquired a majority ownership interest in AAM, AAM entered into an agreement pursuant to which Blackstone provides certain advisory and consulting services to AAM and is paid an annual fee therefor (the “Monitoring Agreement”). The Monitoring Agreement, as amended effective January 1, 2002, contains a fee structure which provides that fees payable to Blackstone under the Monitoring Agreement decrease based on a decrease in Blackstone’s ownership interest in AAM. In 2002, Blackstone was paid $2.0 million by AAM for such advisory and consulting services. Messrs. Friedman, Lappin, and Pearlman are each principals of Blackstone and are also members of the AAM Board of Directors.

Additional Related Party Transactions are reported in Item 13 of AAM’s 2002 Annual Report on Form 10-K.

Section 16(a) Beneficial Ownership Reporting Compliance

AAM believes that during 2002, all SEC filings of its officers, directors and owners of more than 10% of a registered class of AAM’s equity securities complied with the requirements of Section 16 of the Securities Exchange Act, except that Robin J. Adams, Executive Vice President — Finance & CFO filed a Form 4/ A on February 20, 2003 to amend prior Form 4 filings dated July 30, 2002, August 23, 2002, and February 22, 2003.

Other Matters

As of the date of this proxy statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above, except for routine matters. If such other matters do properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote the proxy in accordance with their best judgment on such matters.

Proxy Information

The Board of Directors is soliciting your proxy, and the expense of the solicitation will be borne by AAM. No proxy solicitor has been retained by AAM. Proxy materials were distributed by mail by EquiServe, as part of its responsibilities as AAM’s transfer agent. AAM reimbursed brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

We will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of our Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Investor Relations Department, American Axle & Manufacturing Holdings, Inc., 1840 Holbrook Avenue, Detroit, MI 48212.

By Order of the Board of Directors,

/s/ Patrick S. Lancaster

Patrick S. Lancaster
Group Vice President,
Chief Administrative Officer & Secretary
American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, MI 48212

March 24, 2003

Attachment A

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. Purpose

The Audit Committee (the “Committee”) shall:

A.	Provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

i.	The quality and integrity of the corporation’s financial statements;

ii.	The corporation’s compliance with legal and regulatory requirements;

iii.	The independent auditor’s qualifications and independence; and

iv.	The performance of the corporation’s internal audit function and independent auditors.

B.	Prepare the report that SEC rules require be included in the corporation’s annual proxy statement.

II. Structure and Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange, Inc., the SEC, and the Sarbanes-Oxley Act. No member of the Committee may serve on the audit committee of more than three public companies, including the corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

All members of the Committee shall be financially literate and have a working familiarity with basic finance and accounting practices (or become financially literate and acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a “financial expert” under the requirements of the SEC and the Sarbanes-Oxley Act.

No member of the Committee shall receive compensation other than director’s fees for service as a director of the corporation, including equity-based awards as well as reasonable compensation for serving on the Committee and such benefits that other independent directors receive.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman shall be a voting member of the Committee. The Chairman will chair all Committee meetings and will participate in setting the agendas for Committee meetings.

III. Meetings

The Committee shall hold regularly scheduled meetings each year, normally on a calendar quarter basis, or more frequently as may be required. As part of its goal to foster open communication, the Committee may at its discretion meet separately with each of management, the director of the internal auditing department and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may request a meeting of the Committee. All meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum and a majority of the members in attendance when a quorum is present shall decide any matter properly brought before the Committee.

The Committee may invite to its meetings any other persons, as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV. Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter or concern that the Committee deems appropriate relating to the purposes of the Committee as set forth in Section I of this Charter. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. The corporation shall provide appropriate funding, as determined by the Committee, for the payment of such advisory fees.

The Committee shall be given full access to the corporation’s internal audit group, Board of Directors, corporate executives and independent accountants as necessary to carry out these responsibilities.

Notwithstanding the foregoing, the Committee is not responsible for certifying the corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the corporation’s financial statements and disclosures rests with management and the independent auditors.

Documents/Reports Review

1.	Review with management and the independent auditors prior to public dissemination the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Review and discuss with management and the independent auditors the corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the corporation may provide earnings guidance.

3.	Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the corporation’s by-laws and the resolutions or other directives of the Board, including review of certifications of financial reports by the corporation’s Chief Executive Officer and Chief Financial Officer required by applicable law or regulations of the SEC.

Independent Auditors

4.	Retain and terminate independent auditors and approve all audit engagement fees and terms.

5.	Inform each registered public accounting firm performing financial statement related audit work for the corporation that such firm shall report directly to the Committee.

6.	Oversee the work of any registered public accounting firm employed by the corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

7.	Approve in advance any significant audit or permissible non-audit engagement or relationship between the corporation and the independent auditors.

The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vi) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

8.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a)	Obtain and review a report by the corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the corporation;

(b)	Ensure the rotation of the lead audit partner at least every five years;

(c)	Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in each of the five previous fiscal years of that corporation.

Financial Reporting Process

9.	In consultation with the independent auditors, management and the internal auditors, review the integrity of the corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the corporation’s management.

10.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation.

11.	Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the corporation.

Oversight of the Corporation’s Internal Audit Function

12.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

13.	Review the appointment and replacement of the senior internal auditing executive.

14.	Review significant reports to management prepared by the internal auditing department and management’s responses.

15.	Review and discuss with the independent auditor and management the responsibilities, budget and staffing of the corporation’s internal audit function, recommendations regarding the planned scope of the audit, and coordination of the internal audit function with the activities of the independent auditors.

Legal Compliance/General

16.	Review as necessary, with the corporation’s counsel, any legal matter that could have a significant impact on the corporation’s financial statements including disclosures.

17.	Discuss with management and the independent auditors the corporation’s guidelines and policies with respect to risk assessment and risk management.

18.	Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the corporation was employed by the registered public accounting firm and participated in the audit of the corporation within one year of the initiation of the current audit.

19.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

20.	Review all related party transactions and the impact of such transactions on the corporation’s financial statements and disclosures.

Reports

21.	Prepare all reports required to be included in the corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

22.	Report regularly to the full Board of Directors including:

(a)	with respect to any issues that arise with respect to the quality or integrity of the corporation’s financial statements, the corporation’s compliance with legal or regulatory requirements, the performance and independence of the corporation’s independent auditors or the performance of the internal audit function;

(b)	following all meetings of the Committee; and

(c)	with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee wishing to make such report.

V. Annual Performance Evaluation

The Committee shall conduct and present to the Board of Directors an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Attachment B

CODE OF ETHICS for

CEO, CAO, CFO and OTHER SENIOR FINANCIAL OFFICERS

Preface

AAM’s senior financial officers serve an important function in corporate governance. They are vested with the responsibility and authority to protect the interests of AAM’s shareholders and associates by prescribing and enforcing the policies and procedures utilized in the operation of AAM’s financial organization. AAM’s Chief Executive Officer, Chief Administrative Officer, Chief Financial Officer and the AAM associates who report directly to AAM’s Chief Financial Officer shall exercise this responsibility and authority by adhering to the following principles and requirements:

1.	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.	Avoidance of conflicts of interest, including disclosure of any material transaction or relationship that reasonably could be expected to give rise to such a conflict in accordance with AAM’s Conflict of Interest Policy;

3.	Maintain complete, accurate and timely records and accounts to reflect all business transactions;

4.	Provide information, including forecasts and assessments to management, that is accurate, complete, objective, relevant, timely, candid and understandable;

5.	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgment to be subordinated;

6.	Respect the confidentiality of information acquired in the course of job duties except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of work is not to be, and will not be, used for personal advantage;

7.	Share knowledge with appropriate AAM associates and maintain skills important and relevant to job position and duties;

8.	Proactively promote ethical behavior among peers in the work environment and community;

9.	Safeguard and responsible use of and control over all physical, financial, informational and other company assets and resources employed or entrusted to the associate;

10.	Comply with AAM’s accounting policies and practices, generally accepted accounting principles, governmental laws, rules and regulations designed to produce full, fair, accurate, timely, and understandable disclosure in the periodic reports and other documents AAM files with, or submits to the SEC, and in other public communications made by AAM;

11.	Prompt internal reporting to AAM’s Chief Administrative Officer of any actual or suspected violations of this Code;

12.	Failure to comply with this Code may subject the person to disciplinary action, up to and including, discharge; and

13.	Certification of adherence is required by AAM associates subject to this Code.

AAHCM-PS-03

        RM

[AAHCM — AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.] [FILE NAME: ZAAHC2.ELX][map — ZAAMAP] [VERSION — (1)] [03/13/03] [orig. 03/13/03]

DETACH HERE	ZAAHC2

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
ON MAY 1, 2003 SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

     The undersigned appoints Richard E. Dauch and Patrick S. Lancaster, or either of them, with full power of substitution, as proxies of the undersigned, with full power and authority to vote upon and act with respect to all shares of stock of American Axle & Manufacturing Holdings, Inc. (the “Company”), which the undersigned is entitled in any capacity to vote, at the Annual Meeting of Stockholders of the Company, to be held in the Corporate Town Hall Room at its World Headquarters complex, located at 1840 Holbrook Avenue, Detroit, Michigan, beginning at 2:00 p.m. on May 1, 2003, and at any and all adjournments or postponements thereof, in accordance with the instructions set forth in the Proxy and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person or persons to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the Annual Meeting, including the authority to vote to adjourn the meeting, and upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF THIS PROXY DOES NOT INDICATE A CONTRARY CHOICE, IT WILL BE VOTED FOR ALL THE NOMINEES FOR DIRECTOR AS LISTED IN ITEM 1 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES HEREIN WITH RESPECT TO ANY AND ALL OTHER MATTERS BROUGHT BEFORE THE MEETING TO THE EXTENT PERMITTED BY APPLICABLE LAW.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

American Axle & Manufacturing Holdings, Inc.
World Headquarters
Corporate Town Hall Room
1840 Holbrook Avenue
Detroit, MI 48212
(313) 974-2000

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet

1.	Log on to the Internet and go to http://www.eproxyvote.com/axl

2.	Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.

OR

Vote-by-Telephone

1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

2.	Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

[AAHCM — AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.] [FILE NAME: ZAAHC1.ELX][VERSION — (1)] [03/13/03] [orig. 03/13/03]

DETACH HERE	ZAAHC1

☒	Please mark votes as in this example

1.	Election of Class I Directors (01) Forest J. Farmer, (02) Richard C. Lappin, and (03) Thomas K. Walker

FOR ALL NOMINEES (except as marked to the contrary on the line below)	☐	☐	WITHHOLD AUTHORITY to vote for all nominees

☐

To withhold authority for any individual nominee or nominees, write his or their name or names in the space above:

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

In their discretion, the proxies are also authorized to the extent permitted by law, to vote on any and all other matters as may properly come before the meeting, including the authority to vote to adjourn the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to said stock and hereby ratifies and confirms all that the proxies named herein and their substitutes, or any of them, may lawfully do by virtue hereof. The undersigned acknowledges receipt of the Notice of Annual Meeting and the 2003 Proxy Statement, both dated March 24, 2003, and the 2002 Annual Report to Stockholders.

NOTE: Please date this Proxy and sign it exactly as the name or names appear at left. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, et cetera. Please return the signed proxy in the enclosed envelope.

Signature:	Date:	Signature:	Date: